UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2026

Valley National Bancorp

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series C, no par value	VLYPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to the Underwriting Agreement (as defined below), on May 14, 2026 (the “Closing Date”), Valley National Bancorp (the “Company”) completed the issuance and sale (the “Offering”) of $500,000,000 aggregate principal amount of the Company’s 6.219% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”). The Notes were sold pursuant to a shelf registration statement on Form S-3ASR (File No. 333-278527) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2024, and became automatically effective on April 5, 2024, a base prospectus dated April 5, 2024 included as part of the Registration Statement, a preliminary prospectus supplement, dated May 11, 2026, filed with the SEC pursuant to Rule 424(b) under the Securities Act, and a final prospectus supplement, dated May 11, 2026, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

On the Closing Date, the Company entered into a First Supplemental Indenture with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), in connection with the issuance and terms of the Notes (the “First Supplemental Indenture”). The First Supplemental Indenture supplements an indenture dated May 14, 2026 (the “Subordinated Indenture” and, together with the First Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes are the Company’s unsecured, subordinated obligations. Unless earlier redeemed, the Notes will mature on June 1, 2036. From and including the date of issuance to, but excluding June 1, 2031 or any earlier redemption date, the Notes will bear interest at a fixed annual interest rate equal to 6.219%, payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2026. From and including June 1, 2031 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to a benchmark rate (expected to be three-month term SOFR) plus a spread of 243 basis points (2.43%), payable quarterly in arrears on each March 1, June 1, September 1, and December 1, beginning on September 1, 2031.

The Notes are unsecured and rank subordinate and junior, to the extent and in the manner set forth in the Indenture, in right of payment and upon liquidation of all the Company’s obligations to the holders of senior debt of the Company, including liabilities to general creditors. The Notes rank equally among themselves and with all of the Company’s other subordinated unsecured indebtedness the terms of which provide that such indebtedness is not superior in right of payment to the Notes. The Notes are intended to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance and interpretations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Company may, at its option, beginning with the interest payment date of June 1, 2031, and on any interest payment date thereafter, redeem the Notes, in whole at any time or in part from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The Company may also redeem the Notes at any time prior to their maturity, including prior to June 1, 2031, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a “Tax Event, ” or a “Tier 2 Capital Event,” as described in the Indenture, or upon the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Payment of principal on the Notes may be accelerated in the case of certain events of bankruptcy or insolvency involving the Company or Valley National Bank (the “Bank”). There is no automatic acceleration or right of acceleration in the case of default in the payment of interest on the Notes or in the performance of any of the other obligations under the Notes or the Indenture.

The foregoing summary of the terms of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Subordinated Indenture, the First Supplemental Indenture and the form of the Notes, which are included herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Underwriting Agreement

In connection with the Offering, on May 11, 2026, the Company and the Bank entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. LLC as representatives of the underwriters named therein (the “Underwriters”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company agreed to sell, and the Underwriters agreed to purchase, the Notes. The Company estimates that the net proceeds of the offering of the Notes were approximately $494.1 million, after deducting the underwriting discounts and estimated expenses of the offering.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities related to the Registration Statement, the preliminary prospectus supplement, the final prospectus supplement and any free writing prospectus used by the Company.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is included herewith as Exhibit 1.1 and is incorporated herein by reference.

On May 11, 2026, the Company issued a press release announcing the pricing of the Notes, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Redemption of 2031 Notes

On May 14, 2026, the Company delivered a company order (the “Company Order”) to the Trustee, instructing the Trustee to deliver a redemption notice on May 14, 2026 (the “Redemption Notice”) to each holder of the Company’s outstanding 3.00% Fixed-to-Floating Rate Subordinated Notes due 2031 originally issued on May 28, 2021 in the aggregate principal amount of $300,000,000 (the “2031 Notes”). Pursuant to the terms of the 2031 Notes, on June 15, 2026 (the “Redemption Date”), the Company will redeem the 2031 Notes in full at a redemption price of 100% of the principal amount plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”). Interest on the 2031 Notes will cease to accrue on and after the Redemption Date, and no 2031 Notes will remain outstanding following the redemption.

On May 14, 2026, the Company issued a press release announcing the redemption of the 2031 Notes, which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 11, 2026, by and among Valley National Bancorp, Valley National Bank, and Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. LLC, as representatives of the Underwriters listed on Schedule A thereto.

4.1	Subordinated Indenture, dated May 14, 2026, by and between Valley National Bancorp and U.S. Bank Trust Company, National Association.

4.2	First Supplemental Indenture, dated May 14, 2026, by and between Valley National Bancorp and U.S. Bank Trust Company, National Association.

4.3	Form of Global Note for Valley National Bancorp’s 6.219% Fixed-to-Floating Rate Subordinated Notes due 2036 (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated May 14, 2026.

5.2	Opinion of Day Pitney LLP, dated May 14, 2026.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of Day Pitney LLP (included in Exhibit 5.2).

99.1	Press release of Valley National Bancorp, dated May 11, 2026.

99.2	Press release of Valley National Bancorp, dated May 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2026		VALLEY NATIONAL BANCORP

	By:	/s/ Travis Lan
Travis Lan
Senior Executive Vice President and Chief Financial Officer

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